Exhibit 99.1

Green Plains Announces Proposed Private Offering of
$100 Million Aggregate Principal Amount of Convertible Senior Notes

OMAHA, NEB., June 18, 2019 (GLOBE NEWSWIRE)  Green Plains Inc. (NASDAQ:GPRE) today announced that it intends to offer $100 million aggregate principal amount of convertible senior notes due 2024 in a private placement to qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), subject to market and other conditions. The notes will be convertible into cash, shares of the company’s common stock or a combination of cash and common stock, at the election of the company, when certain conditions are met. The interest rate, conversion rate, offering price and other terms will be determined at the time of pricing of the offering. The company also intends to grant the initial purchasers of the notes a 30-day option to purchase up to an additional $20 million aggregate principal amount of notes.

The company expects to use up to $40 million of the net proceeds from the offering to repurchase shares of common stock concurrently with the pricing of the offering in privately negotiated transactions. The share repurchases of up to $40 million will be allocated from the remaining $80 million of availability under the company’s $100 million stock purchase program authorized by the Board of Directors in 2014. The company expects to use the remaining proceeds to repurchase, in privately negotiated transactions concurrently with this offering, or repay, at maturity, the $56.8 million outstanding aggregate principal amount of its 3.25% convertible senior notes due 2019 (the “2019 notes”), and for general corporate purposes.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any notes or the shares of common stock, if any, issuable upon conversion of the notes. The notes or common stock issuable upon conversion of the notes will not be sold in any state or jurisdiction where the offer, solicitation or sale is unlawful. The offer and sale of the notes or shares of the company’s common stock, if any, issuable upon conversion of the notes have not been registered under the Securities Act, or applicable state securities laws, and the notes and such shares will not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Green Plains Inc.

Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol production, grain handling and storage, cattle feeding, and commodity marketing and logistics services. The company is one of the leading producers of ethanol in the world and, through its adjacent businesses, is focused on the production of high-protein feed ingredients and export growth opportunities. Green Plains owns a 49.1% limited partner interest and a 2.0% general partner interest in Green Plains Partners.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with the Green Plains’ ability to successfully complete the sale of assets related to the company’s announced portfolio optimization plan or achieve anticipated savings from Project 24, and realized benefits from high-protein technology investment and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

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